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                                                                    Exhibit 99.2

                                     PROXY

                       THE HOME-STAKE OIL & GAS COMPANY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert C. Simpson and Chris K. Corcoran, or either of them, with full power of substitution, as Proxies of the undersigned, with all powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Special Meeting of Stockholders of The Home-Stake Oil & Gas Company ("HSOG") to be held on Thursday, December 11, 1997, in the offices of HSOG at 15 East 5th Street, Suite 2800, Tulsa, Oklahoma, at 9:00 A.M., and at any and all adjournments or postponements thereof, as indicated below:

1. Proposal to approve and adopt the Merger Agreement described in the accompanying Proxy Statement/Prospectus whereby (i) The Home-Stake Royalty Corporation will be merged with and into HSOG with HSOG to be the surviving corporation of the merger, (ii) HSOG's certificate of incorporation will be amended to increase the authorized capital, and (iii) HSOG's common stock will be split on a 30-for-1 basis.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

2. Proposals to amend the Certificate of Incorporation as discussed in accompanying Proxy Statement/Prospectus as Proposed Amendments Nos. 1 through 8. You may vote FOR, AGAINST or ABSTAIN with respect to ALL of the proposals as a group by indicating your vote immediately below, or you may vote for each proposal separately by marking items A through H below.

          [ ] FOR all of the amendments to the Certificate of Incorporation listed below

          [ ] AGAINST all of the amendments to the Certificate of Incorporation listed below

          [ ] ABSTAIN with respect to all the amendments to the Certificate of Incoporation listed below

          IF ANY OF THE ABOVE BOXES ARE CHECKED, SKIP ITEMS A THROUGH H BELOW.

     A.   To provide for the perpetual existence of HSOG.

            [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

     B.   To expand the business purposes of HSOG.

            [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

     C.   To authorize the HSOG Board to establish the number of directors.

            [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

     D. To eliminate supermajority vote to approve any merger, consolidation or sale of a substantial portion of the assets of HSOG or to change the number of directors.

            [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

     E. To limit the personal liability of directors for certain acts or omissions.

            [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN



                (Continued and to be signed on the reverse side)
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                          (Continued from other side)

     F.   To authorize the HSOG Board to adopt, repeal or amend the HSOG Bylaws.

            [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN


     G. To authorize indemnification to officers, directors, employees and agents of HSOG under certain circumstances.

            [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

     H. To provide that HSOG shall be governed by the provisions of the Oklahoma General Corporation Act.

            [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

3. Proposal to approve the HSOG 1997 Incentive Stock Plan described in the accompanying Proxy Statement/Prospectus.

            [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN


     This Proxy, when properly executed, will be voted at the Special Meeting or any adjournment or postponement thereof as directed herein by the undersigned stockholder. If no specifications are made, this Proxy will be voted FOR the proposals described under numbers 1 through 3 above. If any other business should properly be brought before the meeting, the persons named as proxies will vote on such business in accordance with their best judgment. This Proxy is revocable at any time before it is exercised.

     PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.



                                        Dated:____________________________, 1997





                                        ----------------------------------------
                                                      Signature(s)




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                                                      Signature(s)

                                        IMPORTANT: Please date this Proxy and
                                        sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.